UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane Westmont, Illinois 60559 (Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously reported in SIRVA, Inc.’s (“SIRVA”) quarterly report on Form 10-Q for the quarter ended September 30, 2007 and in its Form 8-K filed on January 15, 2008, the continued weak U.S. real estate market is impacting SIRVA’s liquidity, performance and anticipated future financial results.  As a result, SIRVA is currently in discussions with its lenders (the “Lenders”) to restructure its obligations under the credit agreement, dated as of December 1, 2003 (the “Credit Agreement”), among its subsidiary, SIRVA Worldwide, Inc. (“Parent Borrower”), the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.  The Lenders include affiliates of LaSalle Bank National Association and General Electric Capital Corporation, which are also “purchasers” under SIRVA’s receivables securitization facility.  Defined terms not otherwise described in this section of Item 1.01 have the meanings ascribed to them in the Credit Agreement.

In connection with such restructuring discussions, on January 23, 2008, SIRVA and the Lenders entered into an eleventh amendment, dated as of January 22, 2008, to the Credit Agreement (the “Eleventh Amendment”).  Among other matters, the Eleventh Amendment establishes a new tranche of $20,000,000 in term loans (the “New Term Loans”) with a final maturity of February 29, 2008 and extends prepayment priority to the New Term Loans ahead of any other term loans under the Credit Agreement.  Additionally, the Parent Borrower has agreed to use its reasonable best efforts to refinance the New Term Loans with the proceeds from any restructuring.

Although the Eleventh Amendment establishes short-term liquidity, it does not provide long-term future liquidity for SIRVA or additional flexibility under the financial covenants of the Credit Agreement. SIRVA’s liquidity continues to be adversely impacted by the ongoing weakness in the U.S. real estate market. The description of the Eleventh Amendment set forth above is qualified in its entirety by reference to the actual terms of the Eleventh Amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)          Exhibits

10.1

Eleventh Amendment, dated as of January 22, 2008, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: January 29, 2008

	By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel &
Secretary

Exhibit Index

Exhibit	Description
10.1

Eleventh Amendment, dated as of January 22, 2008, to the Credit Agreement, dated as of December 1, 2003, as amended, among SIRVA Worldwide, Inc., the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent for the lenders, and the other agents parties thereto.